EXHIBIT 10.10

[Dow Jones Logo]                                       Dow Jones Markets
                                                       200 Liberty Street
                                                       New York, New York 10281

                                October 27, 1997

Omega Research, Inc.
8700 West Flagler Street
Suite 250
Miami, Florida 33174-2428

         Re: MODIFICATIONS TO SOFTWARE LICENSE, MAINTENANCE AND DEVELOPMENT AGREEMENT DATED MARCH 12, 1997 (THE "SUPERCHARTS AGREEMENT") BETWEEN DOW JONES MARKETS, INC. ("TELERATE") AND OMEGA RESEARCH, INC. ("OMEGA"), AND MODIFICATION TO SOFTWARE LICENSE, MAINTENANCE AND DEVELOPMENT AGREEMENT DATED AUGUST 26, 1994, AS AMENDED BY FIRST AMENDMENT TO SOFTWARE LICENSE, MAINTENANCE AND
               DEVELOPMENT AGREEMENT DATED MARCH 7, 1997 (THE "TRADESTATION AGREEMENT") BETWEEN TELERATE AND OMEGA

Ladies and Gentlemen:

         Reference is made to the SuperCharts Agreement and the TradeStation Agreement. This letter shall serve to (a) modify certain provisions of the SuperCharts Agreement and (b) add one subsection to the TradeStation Agreement. Capitalized terms used herein, which are not otherwise defined herein, shall have the respective meanings ascribed to them in the SuperCharts Agreement.

         The parties agree as follows:

         1. SUPERCHARTS AGREEMENT.

                  (a) Notwithstanding anything to the contrary contained in the SuperCharts Agreement, Telerate shall have the right, but not the obligation, to include the Telerate Version of SuperCharts Special Edition in Workstations and Stand-Alone Units that Telerate, its Affiliates and Independent Distributors distribute to existing Telerate customers and to future customers such as those Telerate currently serves. To the extent that Telerate exercises this right, which it may exercise during the term of this Agreement from time to time and in whole or in part in Telerate's sole and absolute discretion, all other provisions of the SuperCharts Agreement relating to, or affecting, the exercise of such right shall continue to apply, including but not limited to Telerate's obligation to include the Telerate Version of SuperCharts Special Edition only on a completely royalty-free basis to the subscriber, customer or end-user and only in Workstations and Stand-Alone Units. Nothing


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herein shall be deemed to have enlarged or expanded in any manner the license granted to Telerate in the SuperCharts Agreement concerning the Telerate Version of SuperCharts Special Edition.

                  (b) Notwithstanding anything to the contrary contained in the SuperCharts Agreement, including but not limited to Section E. 1(a), there shall be no standard which Telerate shall be required to observe in connection with its marketing efforts regarding the Telerate Version of SuperCharts Products. Accordingly, Section E. l(a) is hereby amended in its entirety to read as follows:

                      "Telerate shall have complete control over, and discretion in determining the manner of promoting, marketing, selling and/or sublicensing the Telerate Version of SuperCharts Products."

                  (c) Section 3 of the SuperCharts Agreement is hereby deleted and is void and of no further force or effect. The Non-Competition Agreement, dated March 12, 1997 between William Cruz and Ralph Cruz and Telerate is hereby cancelled and of no further force or effect. It is expressly understood that the Non-Competition Covenant (as defined in the March 7, 1997 First Amendment to the TradeStation Agreement) will remain in full force and effect. Nothing contained in this letter, including this paragraph (c), will in any way be deemed to be a waiver by Telerate of its assertion that each of the SuperCharts Products is subject to the Non-Competition Covenant in the TradeStation Agreement (including as such Non-Competition Covenant is described in Section 1(a) of the March 7, 1997 First Amendment to the TradeStation Agreement). Telerate acknowledges that Omega has informed it that Omega disputes Telerate's position on this issue.

                  (d) The parties acknowledge and confirm that the Telerate Version of SuperCharts Products has been Accepted. The parties shall continue to address in good faith and in a manner consistent with past practices any existing "bugs" which may exist in the Telerate Version of SuperCharts Products.

                  (e) Except as set forth above, the SuperCharts Agreement remains unmodified and of full force and effect.

         2. TRADESTATION AGREEMENT.

                  (a) The TradeStation Agreement is hereby amended by adding to Section E thereof a subsection 4 which reads as follows (with capitalized terms used therein having the respective meanings ascribed to them in the TradeStation Agreement):

                      "4. TRADESTATION SLIDE SHOW DEMO. Effective as soon as practicable after the date hereof but in no event later than the date on which the next major version of the Dow Jones Workstation Platform is commercially released (which is anticipated to occur in January 1998), and continuing throughout the term of this Agreement, Telerate shall have the obligation to include in the Dow Jones Workstation Platform (and any upgrades or new releases thereof), and to distribute (and cause its Affiliates and Independent Distributors to distribute) to all existing Telerate customers and to future customers such as those Telerate currently serves to which the Dow Jones Workstation


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Platform (or any upgrade or new release) is licensed, sold or distributed, as part thereof, on a completely royalty-free basis to the subscriber, customer or other end-user, an icon in the Workstation Desktop Manager (which is displayed on the user's screen after logging in) that runs the TradeStation Slide Show Demo (as defined below). Telerate's obligation to distribute the TradeStation Slide Show Demo to existing Dow Jones Workstation subscribers relates only to upgrades and new releases thereof. "TradeStation Slide Show Demo" shall mean a slide-show demonstration of the Telerate Version of TradeStation which can be accessed and displayed by a Workstation computer and which is mutually approved by both parties in writing, such approval not to be unreasonably withheld. The parties will cooperate to develop and implement the TradeStation Slide Show Demo as soon as practicable. Omega hereby grants to Telerate a license to use the TradeStation Slide Show Demo solely for the purposes and in the manner set forth in this subsection, and for no other purpose and in no other manner whatsoever. As between Omega and Telerate, solely Omega owns all right, title and interest in and to the TradeStation Slide Show Demo.

                  (b) Except as set forth in the preceding subparagraph (a), the TradeStation Agreement remains unmodified and of full force and effect.

         Please indicate your acceptance of, and agreement to, all of the foregoing by countersigning this letter in the space provided below for that purpose.

                                                     Very truly yours,

                                            DOW JONES MARKETS, INC.

                                            By: /s/ JULIAN B. CHILDS
                                                ------------------------
                                                Julian B. Childs
                                                Executive Vice President

AGREED TO AND ACCEPTED:

OMEGA RESEARCH, INC.

By: /s/ WILLIAM CRUZ
    -----------------------

William Cruz, President